Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-10 (the “Registration Statement”) of Teck Resources Limited (the “Company”) of our auditors’ report dated February 28, 2012 relating to the consolidated balance sheets of the Company as at December 31, 2011, 2010 and January 1, 2010 and the consolidated statements of income, comprehensive income, cash flows and changes in equity for each of the years in the two-year period ended December 31, 2011, and the effectiveness of internal control over financial reporting, which appears in Teck Resources Limited’s Annual Report on Form 40-F for the year ended December 31, 2011. We also consent to the reference to us under the heading “Experts” in this Amendment No. 1 to the Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP Chartered Accountants Vancouver, Canada July 6, 2012

PricewaterhouseCoopers LLP, Chartered Accountants

PricewaterhouseCoopers Place, 250 Howe Street, Suite 700, Vancouver, British Columbia, Canada V6C 3S7

T: +1 604 806 7000, F: +1 604 806 7806, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership, which is a member firm of PricewaterhouseCoopers International Limited, each member firm of which is a separate legal entity.